UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2025

SAMSARA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41140	47-3100039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 De Haro Street San Francisco, California 94107
(Address of principal executive offices, including zip code)
(415) 985-2400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	IOT	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On January 3, 2025, Samsara Inc. (“Samsara”) announced that Sanjit Biswas, Chief Executive Officer, co-founder, and director, and John Bicket, Chief Technology Officer, co-founder, and director, each previously adopted pre-arranged stock trading plans on behalf of affiliated family trusts as part of their individual long-term strategies for achieving asset diversification and liquidity. Using these trading plans, which were adopted on September 30, 2024 and disclosed in Samsara’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2024, Mr. Biswas and Mr. Bicket will spread their planned stock sales out from January 2, 2025 through December 31, 2025 to reduce the market impact of such sales on any given day. All sales of shares under Mr. Biswas’ and Mr. Bicket’s trading plans are subject to volume limitations pursuant to Rule 144 of the Securities Act of 1933, as amended, which limits the amount of shares that may be sold in any three-month period, as well as other conditions specified under their respective trading plans.
As of January 1, 2025, Mr. Biswas and Mr. Bicket collectively beneficially owned approximately 207.50 million shares of Samsara common stock, including 202.30 million shares of Class B common stock and 5.20 million shares of Class A common stock, or approximately 36.97% of Samsara shares outstanding as of November 2, 2024. Subject to the terms and conditions of their trading plans and assuming no additional grants of equity awards, Mr. Biswas and Mr. Bicket each intends to sell up to approximately 5.00 million shares held by affiliated family trusts. If Mr. Biswas and Mr. Bicket complete all of the planned sales under their trading plans, they would continue to collectively beneficially own approximately 197.50 million shares, or approximately 35.19% of Samsara shares outstanding as of November 2, 2024 (assuming no other issuances of Samsara’s capital stock or equity awards occur).
These trading plans are intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) of the Securities Exchange Act of 1934, as in effect at the time of plan adoption, and were adopted in accordance with Samsara’s policies regarding stock transactions by insiders. Transactions under these trading plans will be disclosed publicly through Form 144 and Form 4 filings with the SEC, to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMSARA INC.

Date: January 3, 2025	By:	/s/ Adam Eltoukhy
Adam Eltoukhy
Executive Vice President, Chief Legal Officer and Corporate Secretary